SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities and Exchange
                          Act of 1934

 Date of Report (Date of earliest event reported): September 1,
                              1998

                      IRT INDUSTRIES, INC
     (Exact name of registrant as specified in the charter)




State or other jurisdiction of incorporation: Florida

Commission File Number: 0-015347

IRS Employer Identification No.: 59-2720096


289-C Commercial Blvd, Suite 208, Lauderdale by the Sea, FL 33308

Registrant's telephone number, including area code: 954-351-0270



       102 NE 2nd Street, Suite 262, Boca Raton, FL 33432
  (Former name or former address if changed since last report)















Item 5.   Other Events

At the beginning of September of 1998, the President of the Company resigned. In November 1998, the Company confirmed the resignations of the then directors, Mr. Ross John and Mr. Ronnie D'Gallo, who then appointed as the new Board to serve as sole Director, Mr. Arnold Wroble. Mr. Wroble also became the new President, Secretary, and Treasurer. Mr. Wroble, acting as President, subsequently following the month of November, 1998, formulated a plan to control expenses, pursue new opportunities, and take other action. The Company changed its address and telephone number to 289-C Commercial Boulevard, Suite 208, Lauderdale by the Sea, FL 33308, phone 954-351-0270. The Company determined it was in the best interest of the Company to sell its casino operations and all related assets as quickly as possible., upon the best sale terms the President of the Company could negotiate. In this regard, Management took into consideration that the casino operations had significant cash flow demands each month for payroll, taxes, rent, and other expenses, the difficulty to operate overseas without U.S. supervisory personnel, and other factors. The President acted quickly in traveling to Costa Rica numerous times to access the casino situation and performance, consult with advisors, and meet and negotiate with possible purchasers. It is believed an agreement has now been reached which provides for the sale of the casino and related assets for $80,000 U.S. total, most of which will be applied to operational expenses. Management is in the process of bringing the Company into a new direction away from casino and gaming interests. This new direction focuses upon the Internet, which each day grows and becomes more popular to business and consumers. In this regard, Management is focusing on a hand full of possible acquisitions and is reviewing opportunities and undertaking negotiations with respect to possible acquisitions. While no letter of intent or agreement has been signed, and no guarantees exist, Management is hopeful to consummate at least one acquisition within the next few months, with a letter of intent within 30 days or less. In response to the assertion of various claims by the SEC against the Company for past activities unrelated to the new Management or direction of the Company, in November, 1998, the President thought it wise, upon advice of counsel, to have the Company enter into a settlement of the matter by the Company agreeing not to undertake any future violations. The Company was advised by legal counsel, in December 1998, that a law suit, previously reported, pertaining to an alleged guarantee made by the Company, was dismissed, in favor of the Company, by the Court. Although the plaintiff who brought the law suit may refile at some point, the Court determined to dismiss the case in favor of the Company. Management is continuously focusing upon restructuring the operations of the Company, to reduce expenses and taking steps to make the Company more attractive to future investors.

                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           IRT Industries, Inc.


                                           By:/s/ Arnold Wroble
                                                  Its President
                                  (principal executive officer)
                                                   Date: 02/25/99